EXHIBIT 10.4

FIRST AMENDMENT TO THE RAYONIER
ADVANCED MATERIALS INC. NON CHANGE IN
CONTROL EXECUTIVE SEVERANCE PLAN

This First Amendment (this “Amendment”) to the Rayonier Advanced Materials Inc. Non Change in Control Severance Plan (the “Plan”) is adopted as of October 21, 2019 by the Compensation and Management Development Committee of the Board of Directors of Rayonier Advanced Materials Inc. (the “Company”).
1.The reference to “seventy-five miles” in Section 1.1(n)(ii) of the Plan is hereby amended to refer to “fifty miles.”
2.Except as expressly amended hereby, the terms and conditions of the Plan shall remain in full force and effect.